EXHIBIT 10.21

                                 PROMISSORY NOTE


          $400,000.00                                            January 2, 2001


          For value received, the undersigned, SEBASTIAN E. CASSETTA, an individual currently domiciled in the State of Connecticut (the "Maker"), promises to pay to the order of SMARTSERV ONLINE INC., a Delaware corporation with its principal offices at Metro Center, One Station Place, Stamford, Connecticut 06902 (the "Payee"), at such principal office of the Payee or as the Payee otherwise may instruct in writing to the Maker, the principal sum of FOUR Hundred Thousand Dollars ($400,000.00), together with interest thereon calculated semi-annually for the prospective period each January 1st and July 1st (each semi-annual period an "Interest Period") on the basis of a 360-day year at the rate published in the Wall Street Journal as the "prime rate" on the first date of such Interest Period that such a rate is published. Notwithstanding the foregoing sentence and without limiting its application in any other way, interest for the first Interest Period beginning January 2, 2001 and ending June 30, 2001 shall be set at the "prime rate" as published in the Wall Street Journal on January 2, 2001. This Promissory Note (this "Note") shall mature on January 2, 2004 (the "Maturity Date"). The entire principal sum will be due on the Maturity Date, in lawful currency of the United States of America. Prior to the Maturity Date (or any earlier acceleration of this Note) until June 30, 2002, interest shall accrue and shall not be payable until final maturity (or any earlier acceleration). Commencing with the Interest Period that begins on July 1, 2002, accrued and unpaid interest for each Interest Period shall be due and payable in arrears on the first business day of the next Interest Period.

          It is the intention of the Payee and the Maker that the interest (as defined under applicable law) that may be charged to, collected from or received from the Maker shall not exceed the maximum rate permissible under applicable law. Accordingly, notwithstanding anything to the contrary in this Note, any other evidence of indebtedness or any other loan instrument, in the event any interest (as so defined) is charged to, collected from or received from the Maker by the Payee pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied to the reduction of the outstanding principal balance of this Note (without any prepayment premium or penalty), and any portion of such excess payment remaining after payment and satisfaction in full of the principal together with all accrued and unpaid interest, charges, and other fees due hereunder shall be returned by the Payee to the Maker.

          The Maker may, from time to time, make optional prepayments of all or any portion of the then outstanding principal sum of this Note, without premium or penalty of any kind. Any such optional prepayment shall be applied to the final payment and installment payments due hereunder in the inverse order of their respective due dates.

          Should the Maker's cease to be employed by the Payee for any reason, the entire principal amount and any accrued interest shall become payable within 5 business days.

          In the event the Maker fails to make any payment hereunder when due, and such default continues for five (5) days after the Payee shall have given written notice thereof to the Maker, then at the option of the Payee, the outstanding principal sum of this Note, together with all accrued and unpaid interest, charges and other fees due hereunder, shall be immediately due and payable. The Maker agrees to pay all costs of collection, including reasonable attorneys' fees, in the case of any default in payment under this Note.

          The Maker hereby waives presentment, demand for payment (except as otherwise expressly required herein), interest and notice of dishonor, protest, notice of protest and all other


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notices or demands in  connection  with the delivery,  acceptance,  performance, default or endorsement of this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to any conflict of law provisions that would defer to the substantive laws of another jurisdiction.

          IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.


                                              /s/ SEBASTIAN E. CASSETTA
                                              ----------------------------------
                                                  Sebastian E. Cassetta